Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – September 26, 2011 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an updated investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com for each event below:

Investor Conferences

Chairman, Chief Executive Officer and President Fred Barrett will present at the IPAA OGIS San Francisco on September 28, 2011 at 9:40 a.m. PT. The event will be webcast, accessible from our home page at www.billbarrettcorp.com. The presentation for this event will be posted at 5:00 p.m. MT on Monday, September 26, 2011.

Chief Financial Officer Bob Howard will present at the Deutsche Bank Nineteenth Annual Leveraged Finance Conference on October 13, 2011 at 1:30 p.m. The event will not be webcast. The presentation for this event will be posted at 5:00 p.m. MT on Wednesday, October 12, 2011.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.